Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
MRV COMMUNICATIONS, INC.
(as amended through November 8, 2013)

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TABLE OF CONTENTS
(continued)

52951623.2	-ii-

Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
MRV COMMUNICATIONS, INC.
ARTICLE I
Offices
SECTION 1.    Registered Office. The registered office of MRV Communications, Inc. (the “Corporation”) in the State of Delaware, is 2711 Centerville Road Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent at such address is Corporation Service Company.
SECTION 2.    Other Offices. The Corporation may also have offices at such other places either within or without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine.
ARTICLE II
Meetings of Stockholders
SECTION 1.    Annual Meetings. If required by applicable law, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour and place, if any, as the Board may determine. At the annual meeting any business that is proper under Delaware law may be transacted whether or not the notice of such meeting shall have contained a reference thereto, except where such a reference is required by law, the Certificate of Incorporation or these Bylaws.
SECTION 2.    Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board, the Chairperson of the Board or the Chief Executive Officer or by the Chief Executive Officer or Secretary upon the written request of stockholders holding of record at least ten percent (10%) of the outstanding shares of any class of stock entitled to vote at such meeting, and such meeting shall be held on such date and hour and at such place, if any, as shall be designated in the notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
SECTION 3.    Notice of Meetings. Except as otherwise expressly required by these Bylaws or by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting by delivering a notice thereof to such stockholder, directed to such stockholder at such stockholder’s address as it appears on the stock records of the Corporation. Every such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be deemed to be given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, (ii) if sent by electronic mail, when delivered to an electronic mail address at which the stockholder has consented to receive such notice; and (iii) if posted on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting. Any meeting of stockholders, annual or special, may be adjourned from time to time. Notice of any adjourned meeting of the stockholders shall not be required to be given if the time and place, if any, of such adjourned meeting or means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken and a new record date for the adjourned meeting is not thereafter fixed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 and Section 233 of the Delaware General Corporation Law.
SECTION 4.    Quorum and Manner of Acting. Except as otherwise expressly required by law, if stockholders holding of record a majority of the voting power of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the particular meeting shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairperson of the meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
SECTION 5.    Organization of Meetings. At each meeting of the stockholders, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence :
(i)    the Chairperson of the Board;
(ii)    the Vice-Chairperson of the Board

(iii)    the Chief Executive Officer;
(iv)    any officer or a stockholder of record designated by the Board.
The Secretary of the Corporation (the “Secretary”) or, if the Secretary shall be absent from or presiding over the meeting in accordance with the provisions of this Section, the person whom the chairperson of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson of the meeting, are appropriate for the proper conduct of the meeting.
Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure .
SECTION 6.    Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or by applicable law or pursuant to any regulation applicable to the Corporation or its securities, shall be decided by the vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote thereon.
SECTION 7.    Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required to be taken or any other action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
SECTION 8.    Inspectors. The Corporation may, and shall if required by law, appoint one or more inspectors. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
SECTION 9.    List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 9 or to vote in person or by proxy at any meeting of stockholders.
ARTICLE III
Board of Directors
SECTION 1.    General Powers. The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the
SECTION 2.    Number and Term of Office. The number of directors of the Corporation shall not be less than three (3) and the number of directors shall be fixed from time to time by resolution of the Board. Each of the directors of the Corporation shall hold office until the annual meeting after such director’s election or until such director’s successor shall be elected and shall qualify or until such director’s earlier death, resignation, disqualification or removal in the manner hereinafter provided.
SECTION 3.    Election. Except as may be otherwise required by the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by a majority of votes cast “for” or “against” a nominee) at any meeting at which a quorum is present for which (i) the Corporation is on notice that a stockholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.
SECTION 4.    Meetings.
(B)    Annual Meeting. The annual meeting of the Board, for the purpose of organization, the election of officers and the transaction of other business, shall be held at the place of and immediately following final adjournment of the annual meeting of stockholders or the special meeting in lieu thereof.
(C)    Regular Meetings. Regular meetings of the Board or any committee thereof shall be held as the Board or such committee shall from time to time determine.
(D)    Special Meetings. Special meetings of the Board may be called by order of the Chairperson of the Board, the Chief Executive Officer or by any two of the directors then in office.

(E)    Notice of Meetings. No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given. The Secretary shall give prior notice to each director of the time and place of each special meeting of the Board or adjournment thereof. Such notice shall be given to each director not less than forty-eight hours before the meeting if given in person, by telephone, by email or by other form of electronic transmission and, if given by mail, post marked at least four (4) days prior to the special meeting and sent to such director at the director’s residence or usual business address. The purposes of a meeting of the Board or any committee thereof need not be specified in the notice thereof.
(F)    Time and Place of Meetings. Regular meetings of the Board or any committee thereof shall be held at such times and place or places as the Board or such committee may from time to time determine. Special meetings of the Board or any committee thereof shall be held at such times and places as the callers thereof may determine.
(G)    Quorum and Manner of Acting. Except as otherwise expressly required by these Bylaws or by law, a majority of the directors and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting either finally or from time to time to another time and place until a quorum shall be present thereat. In the latter case notice of the adjourned time and place shall be given as aforesaid to all Directors.
(H)    Organization of Meetings. At each meeting of the Board, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence:
(i)    the Chairperson of the Board;
(ii)    the Vice-Chairperson of the Board;
(iii)    the Chief Executive Officer ;
(iv)    any director chosen by a majority of the directors present thereat.
The Secretary or, in case of the Secretary’s absence, the person whom the chairperson of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairperson of such meeting.
(I)    Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings or by electronic transmissions and such writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee. Such consents shall be treated for all purposes as a vote at a meeting.

(J)    Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
SECTION 5.    Compensation. Each director, in consideration of serving as such, may receive from the Corporation such amount per annum and such fees and expenses incurred for attendance at meetings of the Board or of any committee, or both, as the Board may from time to time determine. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
SECTION 6.    Resignation, Removal and Vacancies. Any director may resign at any time by giving notice of such resignation to the Chairperson of the Board, the Chief Executive Officer or the Secretary.
Any such resignation shall take effect at the time specified therein or, if not specified therein, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective. Any or all of the directors may be removed at any time for cause or without cause at a meeting of stockholders by vote of a majority of the voting power of the shares then entitled to vote at an election of directors.
If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or the sole remaining director, may appoint a successor or fill the newly created directorship and the director so appointed shall hold office, subject to the provisions of these Bylaws, until the next annual election of directors and such director’s successor shall be duly elected and shall qualify. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill the vacancy or vacancies arising from such resignation, the director or directors thereby appointed to take office when such resignation or resignations shall become effective, and each director so appointed shall hold office as herein provided in the filling of other vacancies.
SECTION 7.    Committees. The Board may, by a majority of the whole Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.
SECTION 8.    Chairperson of the Board. The Board may elect from among its members a Chairperson of the Board. The Chairperson of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. The Chairperson of the Board shall have and may exercise such additional powers as are, from time to time, assigned by the Board and as may be provided by law.
SECTION 9.    Vice-Chairperson of the Board. The Board may elect from among its members a Vice-Chairperson of the Board. The Vice- Chairperson of the Board, if any, shall assume the duties of the Chairperson of the Board should the Chairperson of the Board be absent.
ARTICLE IV
Officers
SECTION 1.    Election and Appointment and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, one or more Presidents, such number, if any, of Vice Presidents (including any Executive or Senior Vice Presidents) as the Board may from time to time determine, a Secretary and a Treasurer. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Two or more offices may be held by the same person. The Chief Executive Officer and the Presidents may, but need not, be chosen from among the Directors. The Board may elect or appoint (and may authorize the Chief Executive Officer to appoint) such other officers (including one or more Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the Chief Executive Officer may from time to time prescribe.
SECTION 2.    Duties and Functions.
(A)    Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board, shall act in a general executive capacity and shall control the business and affairs of the Corporation. In the absence of the Chairperson of the Board and the Vice-Chairperson of the Board, the Chief Executive Officer shall preside at all meetings of the Board and of the stockholders. He or she may also preside at any such meeting attended by the Chairperson of the Board if he or she is so designated by the Chairperson of the Board. Subject to the requirements of the Certificate of Incorporation, the Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected by the Board. The Chief Executive Officer shall keep the Board fully informed and shall consult with them concerning the business of the Corporation.

(B)    President. The President or Presidents shall have such duties as may be determined from time to time by resolution of the Board not inconsistent with these Bylaws and, in the absence or incapacity of the Chief Executive Officer, a President shall also perform the duties of that office. In general, subject to the supervision of the Chief Executive Officer, the President or Presidents shall perform those duties normally incident to the office of President and such other duties as may be prescribed by the Board from time to time.
(C)    Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board.
(D)    Secretary. The Secretary shall attend and keep the records of all meetings of the stockholders, the Board and all other committees, if any, in one or more books kept for that purpose. The Secretary shall give or cause to be given due notice of all meetings in accordance with these Bylaws and as required by law. The Secretary shall notify the several officers of the Corporation of all action taken by the Board concerning matters relating to their duties and shall transmit to the appropriate officers copies of all contracts and resolutions approved by the Board. The Secretary shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except financial and accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the Board or by the Chief Executive Officer. The Secretary shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be assigned by the Board or the Chief Executive Officer. The Secretary may be assisted by one or more Assistant Secretaries, who shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.
(E)    Treasurer. The Treasurer shall have charge and custody of the corporate funds and other valuable effects, including securities. The Treasurer shall keep true and full accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made. The Treasurer shall perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties as shall be assigned by the Board or the Chief Executive Officer. The Treasurer may be assisted by one or more Assistant Treasurers, who shall, in the absence or disability of the Treasurer, perform the duties or exercise the powers of the Treasurer.
SECTION 3.    Resignation, Removal and Vacancies. Any officer may resign at any time by giving notice of such resignation to the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if not specified therein, upon receipt.
Any officer, agent or employee may be removed, with or without cause, at any time by the Board or by the officer who made such appointment.
A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these Bylaws for election or appointment to such office.

ARTICLE V
Waiver of Notices; Place of Meetings
SECTION 1.    Waiver of Notices. Whenever notice is required to be given by the Certificate of Incorporation, by these Bylaws or by law, a waiver thereof in writing or by electronic transmission, given by the person entitled to such notice, shall be deemed equivalent to notice, whether given before or after the time specified therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 2.    Place of Meetings. Any meeting of the Stockholders, the Board or any committee of the Board may be held within or outside the State of Delaware.
ARTICLE VI
Execution and Delivery of Documents Deposits;
Proxies; Books and Records
SECTION 1.    Execution and Delivery of Documents; Delegation. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.
SECTION 2.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the Chief Executive Officer or any other officer, employee or agent of the Corporation to whom power in that respect shall have been delegated by the Board or these Bylaws shall select.
SECTION 3.    Proxies in Respect of Stock or Other Securities of Other Corporations. The Chief Executive Officer or any officer of the Corporation designated by the Board shall have the authority from time to time to appoint and instruct an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as the Chief Executive Officer or such officer may deem necessary or proper in order that the Corporation may exercise such powers and rights.
SECTION 4.    Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.
ARTICLE VII

Capital Stock; Stock Record; Transfer and
Registration; Replacing Lost, Stolen or
Destroyed Certificates; Record Date; etc.

SECTION 1.    Certificates for Stock. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board, if any, or a President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law, the Corporation’s Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause its transfer agent to send, to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer of such shares of stock imposed by law, the Corporation’s Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.
SECTION 2.    Stock Record. A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock of the Corporation, the number of shares of stock owned by such stockholder, the date thereof and, in the case of cancellation, the date of cancellation.
SECTION 3.    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
The Board may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
SECTION 4.    Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall, if the Board so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board, as the Board may require, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.
SECTION 5.    Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.
SECTION 6.    Fixing Date for Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)    Unless otherwise restricted by the certificate of incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
ARTICLE VIII
Seal
The Board shall provide a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation.
ARTICLE IX
Indemnification
SECTION 1.    Actions, Etc. Other Than by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director or executive officer (as hereinafter defined) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this ARTICLE IX, an “executive officer” of the Corporation is the Chief

Executive Officer, President, Treasurer, a Vice President given the title of Executive Vice President, or any officer designated as such pursuant to vote of the Board.
SECTION 2.    Actions Etc., by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section 1 of this ARTICLE, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 3.    Limitation on Indemnification. Notwithstanding anything in Sections 1 and 2 of this Article IX to the contrary, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.
SECTION 4.    Indemnification Against Expenses of Successful Party. Notwithstanding any other provision of this ARTICLE, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith to the fullest extent permitted by law.
SECTION 5.    Advances of Expenses. Expenses incurred by a director or officer in any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of thereof, if such person, to the extent required by law, shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.
SECTION 6.    Right to Indemnification; Procedure Upon Application. Any indemnification or advance under Sections 1, 2, 3 or 4 of this ARTICLE shall be made promptly, and, in any event, with respect to indemnification within ninety days and with respect to advancement within sixty days, upon the written request of the person seeking to be indemnified or to have expenses advanced. The right to indemnification or advances as granted by this shall be enforceable by such person in any court of competent jurisdiction, if the claim therefor is denied, in whole or in part, or if no disposition of such claim is made within ninety days.
SECTION 7.    Other Right and Remedies; Continuation of Rights. The indemnification and advancement of expenses provided by this ARTICLE shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this ARTICLE shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this ARTICLE who serves in such capacity at any time while this ARTICLE and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All rights to indemnification under this ARTICLE or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any right to indemnification or to advancement of expenses arising under this ARTICLE shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought. The Corporation shall also indemnify any person for attorneys’ fees, costs, and expenses in connection with the successful enforcement of such person’s rights under this ARTICLE to the fullest extent permitted by law.
SECTION 8.    Other Indemnitees. The Board may, by general vote or by vote pertaining to a specific officer, employee or agent or class thereof, authorize indemnification of the Corporation’s employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same manner and to the same extent provided above.
SECTION 9.    Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE.
SECTION 10.    Constituent Corporations. For the purposes of this ARTICLE, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
SECTION 11.    Savings Clause. If this ARTICLE or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, and those employees and agents of the Corporation granted indemnification pursuant to Section 7 hereof as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by any applicable portion of this ARTICLE that shall not have been invalidated or by any other applicable law.
SECTION 12.    Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this ARTICLE, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE.
ARTICLE X
Dividends
Subject to the applicable provision of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board at any regular or special meeting pursuant to law and may be paid in cash, in property, or in shares of the Corporation.
ARTICLE XI
Fiscal Year
The fiscal year of the Corporation shall be determined by resolution of the Board.
ARTICLE XII
Amendments
These Bylaws may be amended, altered or repealed by the Board, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, to amend or repeal any Bylaw made by the Board.